FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Fourth Quarter 2023 Financial Results

Annual revenue increased 21%

HANOVER, Md. - December 7, 2023 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal fourth quarter ended October 28, 2023.

•Q4 Revenue: $1.13 billion

•Q4 Net Income per Share: $0.62 GAAP; $0.75 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 4.2 million shares of common stock for an aggregate price of $188.8 million during the quarter

"Today we reported strong fiscal fourth quarter results, driven by positive demand dynamics, particularly with cloud provider customers. We delivered an outstanding fiscal year with 21% growth in revenue, gaining significant market share and further advancing our industry leadership position," said Gary Smith, president and CEO, Ciena. "Looking ahead, as we execute on our strategy to extend our market leadership in optical while expanding our opportunities in routing and switching, we expect to continue to grow revenue faster than the market and take share."

For fiscal fourth quarter 2023, Ciena reported revenue of $1.13 billion as compared to $971.0 million for the fiscal fourth quarter 2022. For fiscal year 2023, Ciena reported revenue of $4.39 billion, as compared to $3.63 billion for fiscal year 2022.

Ciena's GAAP net income for the fiscal fourth quarter 2023 was $91.2 million, or $0.62 per diluted common share, which compares to a GAAP net income of $57.6 million, or $0.39 per diluted common share, for the fiscal fourth quarter 2022. For fiscal year 2023, Ciena's GAAP net income was $254.8 million, or $1.71 per diluted common share, as compared to GAAP net income of $152.9 million, or $1.00 per diluted common share, for fiscal year 2022.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2023 was $111.2 million, or $0.75 per diluted common share, which compares to an adjusted (non-GAAP) net income of $90.9 million, or $0.61 per diluted common share, for the fiscal fourth quarter 2022. For fiscal year 2023, Ciena's adjusted (non-GAAP) net income was $406.3, or $2.72 per diluted common share, as compared to adjusted (non-GAAP) net income of $288.9, or $1.90 per diluted common share, for fiscal year 2022.

Performance Summary For Fiscal Fourth Quarter and Year Ended October 28, 2023
The tables below (in millions, except percentage data) provide comparisons of certain quarterly and annual results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 28,	October 29,	Change	October 28,	October 29,	Change
	2023	2022	Y-T-Y*	2023	2022	Y-T-Y*
Revenue	$1,129.5	$971.0	16.3%	$4,386.5	$3,632.7	20.8%
Gross margin	43.1%	44.7%	(1.6)%	42.8%	43.0%	(0.2)%
Operating expense	$395.0	$356.3	10.9%	$1,521.3	$1,337.5	13.7%
Operating margin	8.1%	8.0%	0.1%	8.2%	6.1%	2.1%

	Non-GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 28,	October 29,	Change	October 28,	October 29,	Change
	2023	2022	Y-T-Y*	2023	2022	Y-T-Y*
Revenue	$1,129.5	$971.0	16.3%	$4,386.5	$3,632.7	20.8%
Adj. gross margin	43.7%	45.2%	(1.5)%	43.5%	43.6%	(0.1)%
Adj. operating expense	$337.6	$312.8	7.9%	$1,332.8	$1,177.0	13.2%
Adj. operating margin	13.8%	13.0%	0.8%	13.1%	11.2%	1.9%
Adj. EBITDA	$178.8	$153.5	16.5%	$665.8	$502.4	32.5%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Quarter Ended
	October 28, 2023		October 29, 2022
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking [1]	$748.0	66.2	$649.9	66.9
Routing and Switching	128.9	11.4	102.8	10.6
Total Networking Platforms	876.9	77.6	752.7	77.5

Platform Software and Services	82.1	7.3	71.6	7.4

Blue Planet Automation Software and Services	20.0	1.8	21.2	2.2

Global Services
Maintenance Support and Training	74.4	6.6	73.1	7.5
Installation and Deployment	60.1	5.3	36.9	3.8
Consulting and Network Design	16.0	1.4	15.5	1.6
Total Global Services	150.5	13.3	125.5	12.9

Total	$1,129.5	100.0	$971.0	100.0

	Revenue by Segment (unaudited)
	Year Ended
	October 28, 2023		October 29, 2022
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking [1]	$2,987.3	68.1	$2,380.0	65.5
Routing and Switching	506.2	11.5	398.4	11.0
Total Networking Platforms	3,493.5	79.6	2,778.4	76.5

Platform Software and Services	303.9	6.9	277.2	7.6

Blue Planet Automation Software and Services	69.1	1.6	76.6	2.1

Global Services
Maintenance Support and Training	288.3	6.6	292.4	8.1
Installation and Deployment	181.0	4.1	157.4	4.3
Consulting and Network Design	50.7	1.2	50.7	1.4
Total Global Services	520.0	11.9	500.5	13.8

Total	$4,386.5	100.0	$3,632.7	100.0

** Denotes % of total revenue
1 Ciena renamed its former “Converged Packet Optical” product line “Optical Networking” effective as of the fourth quarter of fiscal 2023. This change, affecting only the presentation of such information, was made on a prospective basis and does not impact comparability of previous financial results or the composition of this product category.

Additional Performance Metrics for Fiscal Fourth Quarter and Year Ended October 28, 2023

	Revenue by Geographic Region (unaudited)
	Quarter Ended
	October 28, 2023		October 29, 2022
	Revenue	% **	Revenue	% **
Americas	$801.4	71.0	$723.5	74.5
Europe, Middle East and Africa	164.1	14.5	135.1	13.9
Asia Pacific	164.0	14.5	112.4	11.6
Total	$1,129.5	100.0	$971.0	100.0

	Revenue by Geographic Region (unaudited)
	Year Ended
	October 28, 2023		October 29, 2022
	Revenue	% **	Revenue	% **
Americas	$3,110.3	70.9	$2,636.9	72.6
Europe, Middle East and Africa	643.1	14.7	555.2	15.3
Asia Pacific	633.1	14.4	440.6	12.1
Total	$4,386.5	100.0	$3,632.7	100.0

** Denotes % of total revenue
•Two customers represented 10%-plus of revenue for the fiscal fourth quarter 2023, combining for a total of 29.7% of revenue. Two customers represented 10%-plus of revenue for the fiscal year 2023, combining for a total of 23.4% of revenue.
•Cash and investments at the end of fiscal year 2023 totaled $1.25 billion
•Cash flow from operations totaled $195.5 million and $168.3 million for the fiscal fourth quarter and the fiscal year 2023, respectively
•Average days' sales outstanding (DSOs) were 92 and 95 for the fiscal fourth quarter and the fiscal year 2023, respectively
•Accounts receivable, net balance was $1.00 billion
•Unbilled contract assets, net balance was $150.3 million
•Inventories totaled $1.05 billion, including:
◦Raw materials: $664.8 million
◦Work in process: $55.2 million
◦Finished goods: $314.2 million
◦Deferred cost of sales: $66.6 million
◦Reserve for excess and obsolescence: $(50.0) million
•Product inventory turns were 2.0 for both the fiscal fourth quarter and the fiscal year 2023.
•Headcount totaled 8,483 at the end of fiscal year 2023

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2023 Results
Today, Thursday, December 7, 2023, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter 2023 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Today we reported strong fiscal fourth quarter results, driven by positive demand dynamics, particularly with cloud provider customers"; "We delivered an outstanding fiscal year with 21% growth in revenue, gaining significant market share and further advancing our industry leadership position"; "Looking ahead, as we execute on our strategy to extend our market leadership in optical while expanding our opportunities in routing and switching, we expect to continue to grow revenue faster than the market and take share."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena's Quarterly Report on Form 10-Q filed with the SEC on September 6, 2023 and its Annual Report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022
Revenue:
Products	$902,797	$779,609	$3,581,039	$2,888,848
Services	226,690	191,401	805,510	743,813
Total revenue	1,129,487	971,010	4,386,549	3,632,661
Cost of goods sold:
Products	529,320	440,253	2,088,440	1,699,631
Services	113,886	97,160	419,258	372,686
Total cost of goods sold	643,206	537,413	2,507,698	2,072,317
Gross profit	486,281	433,597	1,878,851	1,560,344
Operating expenses:
Research and development	189,444	166,898	750,559	624,656
Selling and marketing	123,648	121,865	490,804	466,565
General and administrative	64,100	48,191	215,284	179,382
Significant asset impairments and restructuring costs	7,209	13,621	23,834	33,824
Amortization of intangible assets	10,578	5,754	37,351	32,511
Acquisition and integration costs	—	—	3,474	598
Total operating expenses	394,979	356,329	1,521,306	1,337,536
Income from operations	91,302	77,268	357,545	222,808
Interest and other income, net	11,297	1,887	62,008	6,747
Interest expense	(24,207)	(13,775)	(88,026)	(47,050)
Loss on extinguishment and modification of debt	(7,874)	—	(7,874)	—
Income before income taxes	70,518	65,380	323,653	182,505
Provision (benefit) for income taxes[1]	(20,681)	7,735	68,826	29,603
Net income	$91,199	$57,645	$254,827	$152,902

Net Income per Common Share
Basic net income per common share	$0.62	$0.39	$1.71	$1.01
Diluted net income per potential common share	$0.62	$0.39	$1.71	$1.00

Weighted average basic common shares outstanding	147,437	148,548	148,971	151,208
Weighted average dilutive potential common shares outstanding [2]	147,891	149,111	149,380	152,193

1 For the fourth quarter and year ended fiscal 2023, reflects a tax benefit resulting, in part, from guidance in Notice 2023-63 issued by the IRS addressing capitalization and amortization of specified research or experimental expenditures under Section 174 in accordance with the Tax Cuts and Jobs Act.
2 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million and 0.4 million shares for the fourth quarter and year ended fiscal 2023, respectively; and (ii) 0.6 million and 1.0 million shares for the fourth quarter and year ended fiscal 2022, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 28, 2023	October 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,010,618	$994,352
Short-term investments	104,753	153,989
Accounts receivable, net	1,003,876	920,772
Inventories, net	1,050,838	946,730
Prepaid expenses and other	405,694	370,053
Total current assets	3,575,779	3,385,896
Long-term investments	134,278	35,385
Equipment, building, furniture and fixtures, net	280,147	267,779
Operating lease right-of-use assets	35,140	45,108
Goodwill	444,765	328,322
Other intangible assets, net	205,627	69,517
Deferred tax asset, net	809,306	824,008
Other long-term assets	116,453	113,617
Total assets	$5,601,495	$5,069,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$317,828	$516,047
Accrued liabilities and other short-term obligations	431,419	360,782
Deferred revenue	154,419	137,899
Operating lease liabilities	16,655	18,925
Current portion of long-term debt	11,700	6,930
Total current liabilities	932,021	1,040,583
Long-term deferred revenue	74,041	62,336
Other long-term obligations	170,407	150,335
Long-term operating lease liabilities	33,259	42,392
Long-term debt, net	1,543,406	1,061,125
Total liabilities	2,753,134	2,356,771
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 144,829,938 and 148,412,943 shares issued and outstanding	1,448	1,484
Additional paid-in capital	6,262,083	6,390,252
Accumulated other comprehensive loss	(37,767)	(46,645)
Accumulated deficit	(3,377,403)	(3,632,230)
Total stockholders’ equity	2,848,361	2,712,861
Total liabilities and stockholders’ equity	$5,601,495	$5,069,632

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Year Ended
	October 28,	October 29,
	2023	2022
Cash flows used in operating activities:
Net income	$254,827	$152,902
Adjustments to reconcile net income to net cash used in operating activities:
Loss on extinguishment of debt	1,864	—
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	92,564	95,922
Share-based compensation expense	130,455	105,131
Amortization of intangible assets	49,616	44,281
Deferred taxes	(14,852)	(27,502)
Provision for inventory excess and obsolescence	29,464	16,184
Provision for warranty	31,742	17,440
Gain on cost method equity investments, net	(26,368)	(4,120)
Other	15,771	4,120
Changes in assets and liabilities:
Accounts receivable	(94,565)	(47,069)
Inventories	(132,497)	(589,113)
Prepaid expenses and other	(51,965)	(58,996)
Operating lease right-of-use assets	14,190	16,453
Accounts payable, accruals and other obligations	(138,469)	100,327
Deferred revenue	27,412	26,380
Short and long-term operating lease liabilities	(20,857)	(20,096)
Net cash used in operating activities	168,332	(167,756)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(106,197)	(90,818)
Purchases of investments	(252,329)	(647,526)
Proceeds from sales and maturities of investments	208,104	702,197
Settlement of foreign currency forward contracts, net	(2,984)	4,942
Purchase of cost method equity investments	—	(8,000)
Acquisition of business, net of cash acquired	(230,048)	(62,043)
Net cash used in investing activities	(383,454)	(101,248)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of senior notes	—	400,000
Proceeds from issuance of term loan, net	497,500	—
Payment of long term debt	(9,430)	(5,197)
Proceeds for modification of term loan	830	—
Payment of debt issuance costs	(6,379)	(5,484)
Payment of finance lease obligations	(3,791)	(3,468)
Shares repurchased for tax withholdings on vesting of stock unit awards	(38,506)	(48,454)
Repurchases of common stock - repurchase program	(242,201)	(500,800)
Proceeds from issuance of common stock	31,357	30,348
Net cash provided by (used in) financing activities	229,380	(133,055)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,150	(26,167)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,408	(428,226)
Cash, cash equivalents and restricted cash at beginning of period	994,378	1,422,604
Cash, cash equivalents and restricted cash at end of period	$1,010,786	$994,378
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$84,465	$42,812
Cash paid during the period for income taxes, net	$78,242	$34,967
Operating lease payments	$22,782	$21,661
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$6,990	$12,373
Repurchase of common stock in accrued liabilities from repurchase program	$9,310	$—
Operating right-of-use assets subject to lease liability	$10,236	$23,242
Gain on cost method equity investments, net	$26,368	$4,120

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$486,281	$433,597	$1,878,851	$1,560,344
Share-based compensation-products	1,194	907	4,518	3,867
Share-based compensation-services	2,827	2,066	10,470	7,533
Amortization of intangible assets	2,763	2,005	12,264	11,770
Total adjustments related to gross profit	6,784	4,978	27,252	23,170
Adjusted (non-GAAP) gross profit	$493,065	$438,575	$1,906,103	$1,583,514
Adjusted (non-GAAP) gross profit percentage	43.7%	45.2%	43.5%	43.6%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$394,979	$356,329	$1,521,306	$1,337,536
Share-based compensation-research and development	11,412	8,507	42,331	31,879
Share-based compensation-sales and marketing	9,187	8,084	35,136	31,280
Share-based compensation-general and administrative	10,274	7,610	37,587	30,435
Significant asset impairments and restructuring costs	7,209	13,621	23,834	33,824
Amortization of intangible assets	10,578	5,754	37,351	32,511
Acquisition and integration costs	—	—	3,474	598
Legal settlement	8,750	—	8,750	—
Total adjustments related to operating expense	57,410	43,576	188,463	160,527
Adjusted (non-GAAP) operating expense	$337,569	$312,753	$1,332,843	$1,177,009

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$91,302	$77,268	$357,545	$222,808
Total adjustments related to gross profit	6,784	4,978	27,252	23,170
Total adjustments related to operating expense	57,410	43,576	188,463	160,527
Total adjustments related to income from operations	64,194	48,554	215,715	183,697
Adjusted (non-GAAP) income from operations	$155,496	$125,822	$573,260	$406,505
Adjusted (non-GAAP) operating margin percentage	13.8%	13.0%	13.1%	11.2%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$91,199	$57,645	$254,827	$152,902
Exclude GAAP provision for income taxes	(20,681)	7,735	68,826	29,603
Income before income taxes	70,518	65,380	323,653	182,505
Total adjustments related to income from operations	64,194	48,554	215,715	183,697
Loss on extinguishment and modification of debt	7,874	—	7,874	—
Gain on cost method equity investments, net	—	—	(26,368)	(4,120)
Adjusted income before income taxes	142,586	113,934	520,874	362,082
Non-GAAP tax provision on adjusted income before income taxes	31,369	23,015	114,592	73,141
Adjusted (non-GAAP) net income	$111,217	$90,919	$406,282	$288,941

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022

Weighted average basic common shares outstanding	147,437	148,548	148,971	151,208
Weighted average dilutive potential common shares outstanding [1]	147,891	149,111	149,380	152,193

Net Income per Common Share
GAAP diluted net income per potential common share	$0.62	$0.39	$1.71	$1.00
Adjusted (non-GAAP) diluted net income per potential common share	$0.75	$0.61	$2.72	$1.90

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million and 0.4 million for the fourth quarter and year ended fiscal 2023, respectively; and (ii) 0.6 million and 1.0 million for the fourth quarter and year ended fiscal 2022, respectively.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended		Year Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$91,199	$57,645	$254,827	$152,902
Add: Interest expense	24,207	13,775	88,026	47,050
Less: Interest and other income, net	11,297	1,887	62,008	6,747
Add: Loss on extinguishment and modification of debt	7,874	—	7,874	—
Add: Provision (benefit) for income taxes	(20,681)	7,735	68,826	29,603
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,351	27,642	92,564	95,922
Add: Amortization of intangible assets	13,342	7,759	49,616	44,281
EBITDA	$127,995	$112,669	$499,725	$363,011
Add: Share-based compensation cost	34,894	27,174	130,042	104,994
Add: Significant asset impairments and restructuring costs	7,209	13,621	23,834	33,824
Add: Acquisition and integration costs	—	—	3,474	598
Add: Legal settlement	8,750	—	8,750	—
Adjusted EBITDA	$178,848	$153,464	$665,825	$502,427
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, and the redesign of business processes including restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2022 and fiscal 2023.
•Loss on extinguishment and modification of debt - reflects extinguishment and debt modification expenses related to refinancing our then existing term loans which occurred during the fourth quarter of fiscal 2023.
•Gain on cost method equity investments, net - reflects changes in the carrying value of certain cost method equity investments due to triggering events.
•Legal settlements - costs incurred as a result of the settlement of certain patent infringement claims and the resolution of related legal proceedings during the fourth quarter of fiscal 2023.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for the fiscal fourth quarter and fiscal year 2023 and 20.2% for the fiscal fourth quarter and fiscal year 2022. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.